Exhibit 10.1

Certain information in this exhibit marked [*] has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO PROFESSIONAL SERVICES AGREEMENT

THIS AMENDMENT TO PROFESSIONAL SERVICES AGREEMENT (this “Amendment”), made effective as of the date of October 1, 2022 (“Effective Date”) is entered into by and between FEDEX CORPORATE SERVICES, INC., (“FedEx”) and PERISHIP, LLC (“Contractor”).

RECITALS

1.	FedEx and Contractor entered into that certain Professional Services Agreement dated June 1, 2019 (the “Agreement”).

2.	FedEx and Contractor now desire to further amend the Agreement.

FOR AND IN CONSIDERATION of the mutual covenants contained in this Amendment, FedEx and Contractor (collectively, the “Parties”) agree as follows:

1.	Section 1.01 of the Agreement and every SOW executed under the Agreement is hereby deleted in its entirety and replaced with the following:

Section 1.01. Scope of Work. In consideration of FedEx’s payments under this Agreement, Contractor shall perform in accordance with the terms of this Agreement the services described in Exhibit A (the “Services”).

2.	Section 2.01 of the Agreement is modified as follows:

Expiration Date is changed from March 1, 2024 to March 1, 2026.

3.	Except as otherwise provided in this Amendment, all words and definitions used in this Amendment shall have the same meaning in this Amendment as in the Agreement.

4.	Other than as provided in this Amendment, all terms and provisions of the Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties hereby execute this Amendment effective as of the Effective Date.

PERISHIP, LLC		FEDEX CORPORATE SERVICES, INC.

By:	/s/ Curt Kole	By:	/s/ Dennis Shirokov

Title:	EVP, Sales & Strategy	Title:	VP Marketing

Date:	8/24/2022	Date:	8/25/2022
	(“Contractor”)		(“FedEx”)

EXHIBIT A

Scope of Work

Services provided by and responsibilities of PeriShip:

1.	Provide dedicated proactive customer service and communications as agreed to by FedEx and customer for all shipments entered into the PeriShip network.

2.	Provide AM/PM shipment status updates and provide potential issue resolution options.

3.	Provide customized weather updates and potential impact advisories of weather-related events and network congestion.

4.	Provide call center/on-call services and operational support for in-transit shipments i.e.: DEX3 (address corrections, DEX8 (delivery reattempts) exception reporting, etc.

5.	Provide proactive, near real-time reporting for agreed to events.

6.	Participate in daily/weekly conference calls for review of activities, advance planning and issue resolution as directed by FedEx and customer.

7.	PeriShip will provide FedEx with historical label consumption data and customer shipping locations (ahead of the bulk shipment distribution dates)

8.	If outside of the bulk shipment distribution dates, PeriShip will own complete label distribution, shipping costs and communication with those customers.

FedEx responsibilities:

1.	FedEx will identify to PeriShip from time to time the customers and customer locations that are eligible for use of the Services. The identification and potential removal of these customers and customer locations shall be at the discretion of FedEx. For the avoidance of doubt, the terms of this Agreement do not apply to direct relationships between Periship and customers of FedEx.

2.	FedEx will create, at its own expense and provide to customers custom labels to be placed by customers on each package utilizing the Services. Parties agree FedEx may make changes to the label content, format, usage and quantity distributed to customers and may test an integrated label that removes the need for the second label.

Payment:

In consideration of the Services set forth herein, FedEx will pay to PeriShip $[*] per package shipped by a FedEx customer utilizing the PeriShip Services.